AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 22, 2024
REGISTRATION NO. 333-
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
MCEWEN MINING INC.
(Exact name of registrant as specified in its charter)
Colorado	1040	84-0796160
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No)
150 King Street West, Suite 2800
Toronto, ON
Canada M5H 1J9
(866) 441-0690
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Carmen Diges
150 King Street West, Suite 2800
Toronto, Ontario
Canada M5H 1J9
(866) 441-0690
(Name, address, including zip code, and telephone number, area code, of agent for service)
With Copies To
George A. Hagerty, Esq.
Hogan Lovells US LLP
1601 Wewatta St. Suite 900
Denver, Colorado 80202
(303) 899-7300
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.
If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:
Large accelerated filer	☐	Accelerated filter	☒
Non-accelerated filter	☐	Smaller report company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED AUGUST 22, 2024
PROSPECTUS
MCEWEN MINING INC.

45,000,000 SHARES OF COMMON STOCK
This prospectus relates to 45,000,000 shares of common stock that may be offered and issued from time to time in connection with acquisitions of businesses, assets, properties or securities.
The amount and type of consideration we will offer and the other specific terms of each acquisition will be determined by negotiations with the owners or controlling persons of the businesses, assets, properties or securities to be acquired. We may structure business acquisitions in a variety of ways, including acquiring stock, other equity interests or assets or properties of the acquired business or merging the acquired business with us or one of our subsidiaries. The consideration for any business acquisitions may consist of shares of our common stock or a combination of common stock, cash, notes, assumption of liabilities or other consideration. Unless otherwise indicated in any prospectus supplement, we do not expect to receive any cash proceeds from the sale of shares of common stock issued pursuant to this prospectus. We may be required to provide further information by means of a post-effective amendment to the registration statement or a supplement to this prospectus once we know the actual information concerning a specific acquisition.
We will pay all expenses of this offering. We will not pay underwriting discounts or commissions in connection with issuing these shares, although we may pay finder's fees in specific acquisitions. Any person receiving a finder's fee may be deemed an underwriter within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).
Our common stock is listed on both the New York Stock Exchange (the “NYSE”) and the Toronto Stock Exchange (the “TSX”), both under the symbol “MUX.” On August 21, 2024, the last reported sale price of our common stock on the NYSE and the TSX was $9.84 per share and C$13.54 per share, respectively.
Investing in the shares of our common stock involves risks. See “Risk Factors” beginning on page 2 of this prospectus to read about risks that you should consider before buying shares of our common stock. You should carefully read this prospectus, together with the documents we incorporate by reference, before you invest in the shares of our common stock.
Neither the Securities and Exchange Commission (the “SEC”) nor state securities regulators have approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is           , 2024.

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ABOUT THIS PROSPECTUS
In this prospectus, we use the terms “McEwen Mining,” the “Company,” “we,” “us” and “our” to refer to McEwen Mining Inc. and its subsidiaries. This prospectus, which forms part of a registration statement on Form S-4 filed with the Securities and Exchange Commission (“SEC”) by McEwen Mining, constitutes a prospectus of McEwen Mining, Inc. under Section 5 of the Securities Act, with respect to the shares of common stock of McEwen Mining to be issued from time to time in connection with acquisitions of businesses, assets, properties or securities.
This prospectus incorporates documents containing important business and financial information about the Company by reference that are not presented or delivered with this prospectus. Copies of these documents are available without charge, upon written or oral request by a person to whom this prospectus has been delivered. Requests should be made to: McEwen Mining Inc., at 150 King Street West, Suite 2800, P.O. Box 24, Toronto, ON Canada M5H 1J9, (866) 441-0690.
We are responsible for the information contained and incorporated by reference in this prospectus, any post-effective amendment or any prospectus supplement. We have not and have not authorized anyone to provide you with different information, and we do not take any responsibility for any other information that others may give you. Readers should assume that the information appearing in this prospectus, any post-effective amendment or any prospectus supplement is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus and prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction where the offer or solicitation is not permitted.
Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus to “$” or “dollar” are to the lawful currency of the United States. We refer to Canadian dollars as C$.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS
In addition to historical information, some of the information in this prospectus, any accompanying prospectus supplement or free writing prospectus, and the documents we have incorporated by reference contain or will contain certain references to future expectations and other forward-looking statements and information relating to our financial condition, results of operations and business. These statements include, among others:
•
statements about our anticipated exploration results, cost and feasibility of production, production estimates, receipt of permits or other regulatory or government approvals and plans for the development of our properties;

•	statements regarding strategic alternatives that we are evaluating, or may evaluate in the future, in connection with our business;
•
statements concerning the benefits or outcomes that we expect will result from our business activities and certain transactions that we contemplate or have completed, such as receipt of proceeds, increased revenues, decreased expenses and avoided expenses and expenditures; and

•	statements of our expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.
These statements may be made expressly in this document or may be incorporated by reference to other documents that we will file with the SEC. All statements other than statements of historical facts included or incorporated by reference in this prospectus, any accompanying prospectus supplement or free writing prospectus may constitute forward-looking statements which may use specific words, including but not limited to “may,” “will,” “should,” “expects,” “forecast,” “project,” “intend,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of those words and other comparable words. Forward-looking statements and information are based upon several estimates and assumptions that, while considered reasonable by management, they are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information.
Included among the forward-looking statements and information that we may provide is production guidance. From time to time the Company provides guidance on operations, based on stand-alone budgets for each operating mine. In developing the mine production portion of the budget, we evaluate several factors and assumptions, which include, but are not limited to:
•	gold and silver price forecasts;
•	average gold and silver grade mined, using a resource model;
•	average grade processed by the crushing facility (Gold Bar) or milling facility (San José mine and Fox Complex);
•	expected tonnes moved and strip ratios;
•	available stockpile material (grades, tonnes, and accessibility);
•	estimates of in process inventory (either on the leach pad or plant for the El Gallo mine and Gold Bar, or in the mill facility for the San José mine and the Black Fox mine);
•	estimated leach recovery rates and leach cycle times (the El Gallo mine and Gold Bar);
•	estimated mill recovery rates (San José mine and Fox Complex);
•	dilution of material processed;
•	internal and contractor equipment and labor availability; and
•	seasonal weather patterns.
Actual production results are sensitive to variances in any of the key factors and assumptions noted above. As a result, we frequently evaluate and reconcile actual results to budgeted results to determine if key assumptions and estimates require modification. Any changes will, in turn, influence production guidance.

We caution you not to put undue reliance on these forward-looking statements, which speak only as of the date set forth on the front of this prospectus, any accompanying prospectus supplement or free writing prospectus, or the date of the document incorporated by reference. Further, the information contained in this document or incorporated herein by reference is a statement of our present intention and is based on present facts and assumptions, and may change at any time and without notice, based on changes in such facts or assumptions.
The important factors that could prevent us from achieving our stated goals and objectives include, but are not limited to, those set forth in the “Risk Factors” section in our Annual Report on Form 10-K filed with the SEC on March 15, 2024 as amended on April 29, 2024, June 25, 2024, and June 28, 2024, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as applicable, and the following:
•	our ability to raise funds required for the execution of our business strategy;
•	our ability to maintain an on-going listing of our common stock on the New York Stock Exchange or another national securities exchange in the U.S.;
•	decisions of foreign countries, banks and courts within those countries;
•	national and international geopolitical events and conflicts, and unexpected changes in business, economic, and political conditions;
•	operating results of Minera Santa Cruz, S.A. (“MSC”);
•	fluctuations in interest rates, inflation rates, currency exchange rates, or commodity prices;
•	timing and amount of mine production;
•	our ability to retain and attract key personnel;
•	technological changes in the mining industry;
•	changes in operating, exploration or overhead costs;
•	access and availability of materials, equipment, supplies, labor and supervision, power and water;
•	results of current and future exploration activities;
•	results of pending and future feasibility studies or the expansion or commencement of mining operations without feasibility studies having been completed;
•	changes in our business strategy;
•	interpretation of drill hole results and the geology, grade and continuity of mineralization;
•	the uncertainty of reserve estimates and timing of development expenditures;
•	litigation or regulatory investigations and procedures affecting us;
•	changes in federal, state, provincial and local laws and regulations;
•	local and community impacts and issues including criminal activity and violent crimes;
•	accidents, public health issues, and labor disputes;
•	uncertainty relating to title to mineral properties;
•	changes in relationships with the local communities in the areas in which we operate;
•	changes in environmental laws and requirements in the jurisdictions in which we operate; and
•	decisions by third parties over which we have no control.
We caution you not to put undue reliance on these forward-looking statements, which speak only as of the date set forth on the front of this prospectus, any accompanying prospectus supplement or free writing prospectus, or the date of the document incorporated by reference. Further, the information contained in this document or incorporated herein by reference is a statement of our present intention and is based on present facts and assumptions, and may change at any time and without notice, based on changes in such facts or assumptions. Except as required by law, we are not obligated to, and do not undertake to, update any forward looking statements made herein.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” in this prospectus certain information we file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be a part of this prospectus, and the information we file later with the SEC will automatically update and supersede the information filed earlier. We incorporate by reference the documents listed below and any filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of the initial filing of the registration statement that contains this prospectus and prior to the effectiveness of the registration statement and all such documents that we file with the SEC after the date of this prospectus and before the termination of the offering of the securities covered by this prospectus; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC:
•	Our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 15, 2024, as amended on April 29, 2024, June 25, 2024, and June 28, 2024;
•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 filed with the SEC on May 8, 2024 and June 30, 2024 filed with the SEC on August 7, 2024;
•
Our Current Reports on Form 8-K or Form 8-K/A filed with the SEC April 18, 2024, May 31, 2024, June 14, 2024, June 27, 2024, July 3, 2024, July 18, 2024, August 9, 2024, and August 19, 2024 (except that, in each case, any portions thereof which are furnished and not filed shall not be deemed incorporated); and

•
The description of the McEwen common stock filed as Form 8-A on October 28, 2010, as updated by Exhibit 4.1 to McEwen’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including any amendment or report filed with the SEC for the purpose of updating this description.

You may obtain copies of any of these filings free of charge by contacting us at the address and telephone number indicated below or by contacting the SEC as described above. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost, by writing or telephoning to:
McEwen Mining Inc.
150 King Street West
Suite 2800, P.O. Box 24
Toronto, ON
Canada M5H 1J9
Attn: Investor Relations
(866) 441-0690
Readers should rely only on the information provided or incorporated by reference in this prospectus or in any applicable supplement to this prospectus. Readers should not assume that the information in this prospectus, any post-effective amendment and any applicable supplement is accurate as of any date other than the date on the front cover of the document.
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WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC's Internet site at www.sec.gov. In addition, we maintain an Internet website that contains information about us, including our SEC filings, at www.mcewenmining.com. Neither the information contained on the SEC's website nor on our website constitute a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC's Public Reference Room in Washington, D.C. or through the SEC's website, as provided above.

 SUMMARY

About McEwen Mining
McEwen is a gold and silver mining production and exploration company with an advanced copper development project, focused on the Americas. McEwen was incorporated under the laws of the state of Colorado in 1979 as US Gold Corp. In September 2011, US Gold Corp. acquired Minera Andes Inc., and was renamed McEwen Mining Inc. McEwen owns 100% of the Froome mine and Stock mill in Ontario, Canada, 100% of the Gold Bar mine in Nevada, 100% of the Fenix Project in Sinaloa, Mexico, 48.3% interest in McEwen Copper Inc., the owner of the Los Azules copper project (“Los Azules”) in San Juan, Argentina, and a 49% interest in MSC, the owner and operator of the San José mine in Santa Cruz, Argentina. In addition to the above, McEwen holds interests in advanced-stage and exploration-stage projects in the United States, Canada, Mexico, and Argentina.
McEwen is incorporated in Colorado. Its principal executive office is located at 150 King Street West, Suite 2800, Toronto, Ontario, Canada M5H 1J9 and its telephone number is (866) 441-0690. McEwen’s website address is www.mcewenmining.com. Information contained on McEwen’s website does not constitute part of this prospectus. McEwen’s common stock is listed on the New York Stock Exchange (“NYSE”) and on the Toronto Stock Exchange (“TSX”) under the symbol “MUX.” For more about the Company, see “The Company” on page 3 of this prospectus.
The Offering
We are offering shares of our common stock that we may issue from time to time in connection with acquisitions by us of other businesses, assets, properties or securities. We expect the amount and type of consideration we will offer and the other specific terms of any acquisition will be determined by negotiations with the owners or controlling persons of the businesses, assets or securities to be acquired after taking into account the current and anticipated future value of such businesses, assets, properties or securities, along with all other relevant factors.
When we issue common stock under the registration statement we may provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy.
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RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K we filed with the SEC, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.
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THE COMPANY
This summary below highlights selected information about our company. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us you should read carefully this entire prospectus, including the “Risk Factors” section and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information in this prospectus by reference.
McEwen Mining Inc. (the “Company”) is a gold and silver mining production and exploration company with an advanced copper development project, focused on the Americas. We were incorporated under the laws of the state of Colorado in 1979 as US Gold Corp. In September 2011, US Gold Corp. acquired Minera Andes Inc., and was renamed McEwen Mining Inc. We own 100% of the Froome mine and Stock mill in Ontario, Canada, 100% of the Gold Bar mine in Nevada, 100% of the Fenix Project in Sinaloa, Mexico, 48.3% interest in McEwen Copper Inc., the owner of the Los Azules copper project (“Los Azules”) in San Juan, Argentina, and a 49% interest in MSC, the owner and operator of the San José mine in Santa Cruz, Argentina. In addition to the above, we hold interests in advanced-stage and exploration-stage projects in the United States, Canada, Mexico, and Argentina.
On October 6, 2017, we acquired certain assets and liabilities from Primero Mining Corp., a British Columbia corporation (“Primero”). The assets we acquired from Primero (collectively, the “Assets”) include the Black Fox Complex, an operating underground precious metal mine, associated mining claims and equipment located in the Township of Black River-Matheson, Ontario, Canada and the Grey Fox and Froome projects, exploration properties located near the Black Fox Complex. All of the Black Fox Complex, the Grey Fox and Froome projects are located in the historic Timmins mining district in Ontario where we already owned a number of exploration properties. We paid a purchase price of $35 million for the Assets, which included adjustments for the replacement of certain cash collateral securing reclamation obligations, and in addition, we assumed certain liabilities, including accounts payable and environmental liabilities.
Our commencement of Canadian operations in 2017 was facilitated by the acquisition of Lexam VG Gold Inc. (“Lexam”) in April 2017, followed by the acquisition of the Black Fox Property and Stock Property from Primero Mining Corp. in October 2017. These two acquisitions provided us with an operating mine, mill, and significant land interests in the historic Timmins mining district of Ontario (collectively, the “Fox Complex”). On September 19, 2021, our currently operating Froome mine, located within the Black Fox Property, reached commercial production.
In the United States, construction began on our 100% owned Gold Bar mine in Nevada in 2017. The Gold Bar mine poured its first gold ingot on February 16, 2019, and achieved commercial production on May 23, 2019. Current production is from our Pick, Ridge and Gold Bar South (“GBS”) deposits.
At the El Gallo mine in Sinaloa, Mexico, mining and crushing activities ceased during the second quarter of 2018, with production activities since that time limited to residual leaching up to the third quarter of 2022. The Company is currently reviewing reprocessing heap leach material at the El Gallo mine (“HLM”) as well as new silver processing operations (“El Gallo Silver”) in the immediate vicinity as part of its Fenix Project.
In July 2021, we announced the creation of McEwen Copper Inc. (“McEwen Copper”), through which we hold an indirect interest in Los Azules, located in the province of San Juan, Argentina, and the Elder Creek exploration property, located in Nevada. From 2021 to 2023, we completed a total of $267.3 million in private placement offerings by McEwen Copper, which included a $40 million investment by an affiliate of our Executive Chairman and Chief Owner, Robert McEwen in McEwen Copper.
Our objective is to increase shareholder value through the exploration for and economic extraction of gold, silver, and other valuable minerals. Other than McEwen Copper’s operations of the San José mine and the Los Azules copper project, both located in Argentina, we generally conduct our activities as the sole operator, but we may enter into strategic arrangements with other companies through joint venture or similar agreements. We hold our mineral property interests and operate our business through various subsidiary companies.
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Our principal executive office is located at 150 King Street West, Suite 2800, P.O. Box 24, Toronto, Ontario, Canada M5H 1J9 and our telephone number is (866) 441-0690. We also maintain offices in Elko, Nevada (U.S.), Matheson, Canada and Guamúchil, Mexico. Our website is www.mcewenmining.com. We make available our periodic reports and news releases on our website. Our common stock is listed on both the NYSE and the TSX under the symbol “MUX.”
The information contained in, or that can be accessed through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement.
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THE OFFERING
We are offering shares of our common stock that we may issue from time to time in connection with acquisitions by us of other businesses, assets, properties or securities. We expect the amount and type of consideration we will offer and the other specific terms of any acquisition will be determined by negotiations with the owners or controlling persons of the businesses, assets or securities to be acquired after taking into account the current and anticipated future value of such businesses, assets, properties or securities, along with all other relevant factors.
The shares of our common stock to be issued in connection with any acquisition made pursuant to this prospectus will be registered under the Securities Act and will be freely transferable under the Securities Act, except for shares of our common stock issued to any person who is deemed to be an “affiliate” of ours following the consummation of the applicable acquisition.
When we issue common stock under the registration statement we may provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
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USE OF PROCEEDS
We will be offering and issuing our common stock from time to time in connection with acquisitions of businesses, assets, properties or securities. Unless otherwise indicated in any prospectus supplement, we do not expect to receive any cash proceeds from these offerings.
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DESCRIPTION OF COMMON STOCK
We are authorized to issue up to 200,000,000 shares of common stock, no par value and 10,000,000 shares of preferred stock, no par value. As of August 21, 2024, there were a total of 51,085,515 shares of our common stock issued and outstanding and no shares of preferred stock issued and outstanding.
The following discussion summarizes the rights and privileges of our outstanding common stock and is qualified by reference to the relevant provisions of the laws of the State of Colorado and our Amended and Restated Articles of Incorporation (our “Articles of Incorporation”) and Bylaws which have been filed with the SEC and are incorporated by reference into the registration statement of which this prospectus is a part.
The holders of McEwen common stock are entitled to one vote for each share held of record and the holders of any fractional share are entitled to a corresponding fractional vote on all matters submitted to a vote of McEwen’s shareholders, including the election of directors. Cumulative voting for directors is not permitted. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of McEwen common stock are entitled to receive ratably those dividends, if any, as may be declared by the McEwen Board out of legally available funds. Upon McEwen’s liquidation, dissolution or winding up, the holders of McEwen common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of debt and other liabilities of McEwen, subject to the prior rights of any preferred stock then outstanding. Holders of McEwen common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to McEwen common stock. There are no restrictions on the alienability of McEwen common stock and there are no provisions discriminating against any existing or prospective holder of McEwen common stock as a result of such holder owning a substantial amount of its securities. All outstanding shares of McEwen common stock are fully paid and non-assessable.
Under the terms of McEwen’s articles of incorporation, the McEwen Board is authorized to direct McEwen to issue shares of preferred stock in one or more series without shareholder approval. The McEwen Board has the discretion to determine the designation and number of shares of any series of preferred stock, the voting powers, if any, of the shares of such series of preferred stock, and the relative, participating, optional or other rights and preferences of the shares of any series of preferred stock, including, without limitation, dividend rights, dividend rates, terms of redemption, redemption prices, conversion rights, and liquidation preferences. The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.
The ability of the McEwen Board, without action from McEwen shareholders, to issue undesignated preferred stock with voting or other rights could impede the success of any attempt to effect a change in control of McEwen. These provisions may also have the effect of deferring hostile takeovers or delaying changes in control or management of McEwen. The McEwen Board has determined to consider the adoption of a shareholder rights, or “poison pill,” plan because it believes that such a plan may be in the best interests of McEwen and its shareholders. At this time, the McEwen Board has not approved the adoption of any plan but is in the exploratory stage of doing so. If the McEwen Board determines to adopt such a plan, the availability of preferred stock would be useful to the implementation of such a plan. The McEwen Board’s determination to consider the adoption of such a plan is not in response to or in anticipation of any pending or threatened take-over bid, nor a desire to deter any particular take-over bid. The McEwen Board is not currently aware of any hostile takeover attempts directed at McEwen. The McEwen Board is considering such a plan to ensure that McEwen’s shareholders are treated fairly in the event any such bid to acquire control of McEwen is made. A rights plan may also be useful in preserving the net operating losses that McEwen currently has available to offset any future income.
Exchange Listings
Our common stock is listed on the NYSE and on the TSX, each under the symbol “MUX.”
Transfer Agent
Computershare Trust Company, N.A. is the transfer agent for our common stock. The principal office of Computershare Trust Company, N.A. is located at 250 Royall Street, Canton, MA, 02021 and its telephone number is (781) 575-2000.
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PLAN OF DISTRIBUTION
The common stock covered by this prospectus is available for use in connection with acquisitions by us of other businesses, assets, properties or securities.
The amount and type of consideration we will offer and the other specific terms of any acquisition will be determined by negotiations with the owners or controlling persons of the businesses, assets, properties or securities to be acquired. We may structure business acquisitions in a variety of ways, including acquiring stock, other equity interests or assets or properties of the acquired business or merging the acquired business with us or one of our subsidiaries. The consideration for any business acquisitions may consist of shares of our common stock or a combination of common stock, cash, notes, assumption of liabilities or other consideration. The shares of common stock issued to the owners of the businesses, assets, properties or securities to be acquired normally are valued at a price reasonably related to the market value of such common stock either at the time an agreement is reached regarding the terms of the acquisition or upon delivery of the shares.
This prospectus may be supplemented to furnish the information necessary for a particular negotiated transaction, and the registration statement of which this prospectus is a part will be amended or supplemented, where appropriate, to supply information concerning an acquisition.
All expenses of this registration will be paid by us. It is not expected that underwriting discounts or commissions will be paid by us in connection with issuances of shares of common stock under this prospectus. However, finders' or similar fees may be paid from time to time in connection with specific acquisitions, and the fees may be paid through the issuance of common stock covered by this prospectus. Any person receiving a fee may be deemed to be an underwriter within the meaning of the Securities Act. We may also pay certain financial advisory or similar fees or reimburse certain expenses of investment banking firms that advise us from time to time generally or regarding a specific acquisition.
8

EXPERTS
The consolidated financial statements of McEwen appearing in McEwen’s Annual Report (Form 10-K) for the year ended December 31, 2023, and the effectiveness of McEwen’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which conclude, among other things, that McEwen did not maintain effective internal control over financial reporting as of December 31, 2023, based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework), because of the effects of the material weakness described therein, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of McEwen Copper Inc. appearing in McEwen’s Annual Report on Form 10-K/A filed on June 25, 2024 for the fiscal year ended December 31, 2023 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains a qualified opinion as it pertains to the omission of comparative financial information as required by IAS 1 “Presentation of Financial Statements”, and contains an explanatory paragraph describing conditions that may raise significant doubt about the Company's ability to continue as a going concern as described in Note 2(b) to the consolidated financial statements), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The financial statements of Minera Santa Cruz S.A. appearing in McEwen’s Annual Report on Amendment No. 3 of Form 10-K/A filed on June 28, 2024 for the fiscal year ended December 31, 2023 have been audited by Pistrelli, Henry Martin y Asociados S.R.L., a Member of Ernst & Young Global Limited and independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
Information relating to the McEwen’s San José mine incorporated herein by reference is derived from the technical report entitled “SEC SK §229.1304 Technical Report on the San José Silver-Gold Mine Santa Cruz, Argentina” with an effective date of December 25, 2020 and an issue date of April 20, 2021 prepared by Mining Plus US Corporation and P&E Mining Consultants Inc., each of whom is a qualified person under S-K 1300 (of the SEC) and NI 43-101 (of the Canadian Securities Administrators) pursuant to the consent of such authors.
Information relating to McEwen’s Los Azules project incorporated herein by reference is derived from the technical report entitled “Regulation S-K 229.1304 Technical Report Summary Initial Assessment Individual Disclosure for the Los Azules Copper Project, Argentina”, effective May 9, 2023 prepared by Samuel Engineering, Stantec Consulting International Ltd., Knight Piesold Ltd., W. David Tyler RM SME, and SRK Consulting UK Limited, each of whom is a qualified person under S-K 1300 (of the SEC) and NI 43-101 (of the Canadian Securities Administrators) pursuant to the consent of such authors.
Information relating to McEwen’s Gold Bar Project incorporated herein by reference is derived from the technical report entitled “Gold Bar Project S-K 1300 Technical Report Summary Feasibility Study” dated March 4, 2022, prepared by Independent Mining Consultants, Inc., Forte Dynamics, Inc., Kevin Kunkel CPG, Michael Baumann, P. Geo., W. David Tyler RM SME, and Benjamin Bermudez, PE, each of whom is a qualified person under S-K 1300 (of the SEC) and NI 43-101 (of the Canadian Securities Administrators) pursuant to the consent of such authors.
Information relating to McEwen’s Fox Complex incorporated herein by reference is derived from the technical report entitled “Technical Report Summary on the Initial Assessment of the Fox Complex” effective as of December 31, 2021, prepared by Sheila Daniel, P. Geo., Steven Sibbick, P. Geo, Piers Wendlandt, PE, Lewis Kitchen, P. Eng., Benoit Bissonnette, P. Eng., William Bagnell, P. Eng., Daniel Downton, P. Geo., Channa Kumarage, P. Eng., Aleksandr Mitrofanov, P. Geo., Kenneth Tylee, P. Geo., W. David Tyler RM SME, James Tod, P. Eng., and SLR Consulting Ltd., each of whom is a qualified person under S-K 1300 (of the SEC) and NI 43-101 (of the Canadian Securities Administrators) pursuant to the consent of such authors.
9

LEGAL MATTERS
The legality of the issuance of the securities being offered hereby is being passed upon by Hogan Lovells US LLP.
10

45,000,000 SHARES OF COMMON STOCK
MCEWEN MINING INC.

PROSPECTUS

  , 2024

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 20.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.
The Colorado Business Corporation Act provides that the articles of incorporation of a Colorado corporation may contain a provision eliminating or limiting, subject to certain exceptions, the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. The articles of incorporation of McEwen contain such a provision.
Under the Colorado Business Corporation Act, a Colorado corporation may generally indemnify a person made a party to a proceeding because the person is or was a director or officer of the corporation against any obligation incurred with respect to the proceeding to pay a judgment, settlement, penalty, fine or reasonable expenses incurred in the proceeding if the director or officer acted in good faith and certain other conditions are satisfied. The Colorado Business Corporation Act also authorizes a Colorado corporation to pay for or reimburse the reasonable expenses incurred by a director or officer in defending a proceeding in advance of the final disposition of the proceeding if certain requirements are satisfied. McEwen’s articles of incorporation provides that McEwen may indemnify each director, officer and any employee or agent of the corporation, his heirs, executors and administrators, against expenses reasonably incurred or any amounts paid by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer, employee or agent of the corporation to the full extent permitted by the Colorado Act as now existing or as hereafter amended.
ITEM 21.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
(a)
Exhibit Number	Description of Exhibit
3.1
Second Amended and Restated Articles of Incorporation of the Company as filed with the Colorado Secretary of State on January 20, 2012 (incorporated by reference to Exhibit 3.1 from the Report on Form 8-K filed with the SEC on January 24, 2012)

3.2
Articles of Amendment to the Second Amended and Restated Articles of Incorporation of the Company as filed with the Colorado Secretary of State on January 24, 2012 (incorporated by reference to Exhibit 3.2 from the Report on Form 8-K filed with the SEC on January 24, 2012)

3.3
Articles of Amendment to the Second Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to McEwen Mining Inc.’s Current Report on Form 8-K filed with the SEC on June 30, 2021)

3.4
Articles of Amendment to the Second Amended and Restated Articles of Incorporation as filed with the Colorado Secretary of State on July 25, 2022 (incorporated by reference to Exhibit 3.1 to McEwen Mining Inc.’s Current Report on Form 8-K filed with the SEC on July 28, 2022)

3.5
Articles of Amendment to the Second Amended and Restated Articles of Incorporation as filed with the Colorado Secretary of State on June 30, 2023 (incorporated by reference to Exhibit 3.1 to McEwen Mining Inc.’s Current Report on Form 8-K filed with the SEC on July 3, 2023)

3.6	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 from the Report on Form 8-K filed with the SEC on March 12, 2012)

5.1	Opinion of Hogan Lovells US LLP

21	List of subsidiaries of the Company (incorporated by reference to Exhibit 21 from the Annual Report on Form 10-K filed with the SEC on March 15, 2024)

Exhibit Number	Description of Exhibit
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm of McEwen Mining Inc.

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

23.3	Consent of Mining Plus US Corporation

23.4	Consent of P&E Mining Consultants Inc.

23.5	Consent of Samuel Engineering Inc.

23.6	Consent of Stantec Consulting International Ltd.

23.7	Consent of Knight Piesold Ltd.

23.8	Consent of W. Dave Tyler

23.9	Consent of SRK Consulting UK Limited

23.10	Consent of Independent Mining Consultants Inc.

23.11	Consent of Forte Dynamics, Inc.

23.12	Consent of Kevin W. Kunkel

23.13	Consent of Michael C. Baumann

23.14	Consent of Benjamin Bermudez

23.15	Consent of Sheila Daniel

23.16	Consent of Steven Sibbick

23.17	Consent of Piers Wendlandt

23.18	Consent of Lewis Kitchen

23.19	Consent of Benoit Bissonnette

23.20	Consent of William Bagnell

23.21	Consent of Daniel D. Downton

23.22	Consent of Channa Kumarage

23.23	Consent of Aleksandr Mitrofanov

23.24	Consent of Kenneth Tylee

23.25	Consent of James Tod

23.26	Consent of SLR Consulting Ltd.

23.27	Consent of Dr. Steven A. Osterberg

23.28	Consent of RESPEC Company LLC

Exhibit Number	Description of Exhibit
23.29	Consent of Ernst & Young LLP, independent auditors of McEwen Copper Inc.

23.30	Consent of Pistrelli, Henry Martin y Asociados S.A. (former Pistrelli, Henry Martin y Asociados S.R.L.), Member of Ernst & Young Global Limited and independent auditors of Minera Santa Cruz S.A.

24.1	Power of Attorney (included in signature pages)

107	Filing Fee Table
(b)	financial statement schedules
Schedules for which provision is made in the applicable accounting regulations of the SEC are either not required under the related instructions, are inapplicable or not material, or the information called for thereby is otherwise included in the financial statements incorporated by reference and therefore has been omitted.
ITEM 22.	UNDERTAKINGS.
(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned Registrant hereby undertakes the following:
(1)
That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(2)
That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(e)
The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form S-4 within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(f)
The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on August 22, 2024.
MCEWEN MINING INC.

By:	/s/ Robert R. McEwen
Robert R. McEwen Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert R. McEwen as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign (i) any and all amendments, including post-effective amendments, to this registration statement and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/s/ Robert R. McEwen	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	August 22, 2024
Robert R. McEwen

/s/ Perry Ing	Chief Financial Officer (Principal Financial and Accounting Officer)	August 22, 2024
Perry Ing

/s/ Allen V. Ambrose	Director	August 22, 2024
Allen V. Ambrose

/s/ Ian Ball	Director	August 22, 2024
Ian Ball

/s/ Richard W. Brissenden	Director	August 22, 2024
Richard W. Brissenden

/s/ Michelle Makori	Director	August 22, 2024
Michelle Makori

/s/ Dr. Merri Sanchez	Director	August 22, 2024
Dr. Merri Sanchez

/s/ Nicolas Darveau-Garneau	Director	August 22, 2024
Nicolas Darveau-Garneau

/s/ William Shaver	Director	August 22, 2024
William Shaver

/s/ Robin Dunbar	Director	August 22, 2024
Robin Dunbar